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                                                             EXHIBIT 99.8(e)(iv)

                   FOURTH AMENDMENT TO PARTICIPATION AGREEMENT

     Minnesota Life Insurance Company, Variable Insurance Products Fund, and Fidelity Distributors Corporation hereby amend the Participation Agreement ("Agreement") dated January 11, 2000 by doing the following:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of October, 2006.

MINNESOTA LIFE INSURANCE COMPANY


By:
   --------------------------------
Name: Robert J. Ehren
Title: Vice President


VARIABLE INSURANCE PRODUCTS FUND


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------


FIDELITY DISTRIBUTORS CORPORATION


By:
   --------------------------------
Name:
     ------------------------------
Title:
      -----------------------------

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                                   SCHEDULE A

                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

NAME OF SEPARATE ACCOUNT               CONTRACTS FUNDED
AND DATE OF INCEPTION                  BY SEPARATE ACCOUNT                  POLICY FORM #
---------------------                  -------------------                  -------------
Variable Annuity Account               Multi-Option Flexible Annuity        84-9091,
(Established September 10, 1984)                                            92-9283
                                                                            MHC 92-9283
                                       Multi-Option Single Annuity          84-9092,
                                                                            84-9093,
                                                                            92-9284,
                                                                            MHC 92-9284
                                                                            MHC 94-9307
                                       MultiOption Select Annuity           99-70016
                                       MultiOption Classic Annuity          99-70017
                                       MultiOption Achiever Annuity         87-9254
                                       MegAnnuity
                                       MultiOption Advisor Annuity          02-70067
                                       MultiOption Legend Annuity           06-70139
                                       TBA Variable Annuity June 2007       Not available

Minnesota Life Variable Universal      Variable Group Universal Life        94-18660
Life Account                           Insurance
(Established August 8, 1994)

Minnesota Life Variable Life           Variable Adjustable Life             MHC 98-670
Account
(Established October 21, 1985)         Variable Adjustable Life - Second    MHC 98-690
                                       Death
                                       Variable Adjustable Life (Horizon)   99-680
                                       Variable Adjustable Life Summit      03-640
                                       Variable Adjustable Life Survivor    04-690

ALL ESTABLISHED DECEMBER 6, 1999;
High Income VUL Account I
High Income VUL Account II             Private Placement                    99-30051
Equity Income VUL Account I            Private Placement                    99-30053
Equity Income VUL Account II

Separate Account NN                    Group Annuity Contract IAC I         87-9173
(Established October 19, 1998)         Group Annuity Contract IAC I         87-9173
                                       Group Annuity Contract IAC I         92-9274
                                       Group Annuity Contract AIACI         90-9246
                                       Group Annuity Contract IAC II        89-9224
                                       Group Annuity Contract AIAC II       90-9247
                                       Group Annuity Contract IAC I         87-9166
                                       Group Annuity Contract ACC-          95-9317
                                       Allocated
                                       Group Annuity Contract ACC-          97-9388
                                       Unallocated
                                       Group Annuity Contract IAC I         F. 23412

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
                                       Group Annuity Contract IAC I         F. 24415
                                       Group Annuity Contract AIAC I        F. 25150
                                       Group Annuity Contract IAC I         F. 23411
                                       Group Annuity Contract AIAC I        F. 25412
                                       Group Annuity Contract PAC II        89-9225
                                       Group Annuity Contract RGC           89-9084
                                       Group Annuity Contract DA            18084
                                       Group Annuity Contract DA            24595
                                       Group Annuity Contract IPG           F. 21811
                                       Group Annuity Contract IPG           F. 17283
                                       Group Annuity Contract GAC           F. 18088
                                       Group Annuity Contract GAC           F. 21713
                                       Group Annuity Contract GAC           F. 24386
                                       Group Annuity Contract               F. 24596
                                       Group Annuity Contract               F. 24597
                                       Group Annuity Contract               F. 18088-1

Equity-Income VUL Account III
High Income VUL Account III            Private Placement                    93-18638
(ESTABLISHED OCTOBER 16, 2000)